UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §§ 240.14a-12
ONLINE RESOURCES CORPORATION

(Name of Registrant as Specified in Its Charter)
TENNENBAUM CAPITAL PARTNERS, LLC
TENNENBAUM OPPORTUNITIES PARTNERS V, LP
SPECIAL VALUE OPPORTUNITIES FUND, LLC
SPECIAL VALUE EXPANSION FUND, LLC
MICHAEL LEITNER
HUGH STEVEN WILSON
JOHN DORMAN
EDWARD D. HOROWITZ
BRUCE A. JAFFE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY — SUBJECT TO COMPLETION
February •, 2009
2009 ANNUAL MEETING OF STOCKHOLDERS
OF
ONLINE RESOURCES CORPORATION
PROXY STATEMENT OF TENNENBAUM CAPITAL PARTNERS, LLC
     This proxy statement and the accompanying BLUE proxy card are being furnished to stockholders of Online Resources Corporation (the “Company”) in connection with the solicitation by Tennenbaum Capital Partners, LLC (“TCP” or “we”) of proxies to be used at the Company’s 2009 annual meeting of stockholders, which is to be held on May 6, 2009 at • (local time), at •, and at any adjournments, postponements or continuations thereof (the “Annual Meeting”). This proxy statement and the accompanying BLUE proxy card are first being furnished to stockholders on or about •, 2009.
     At the Annual Meeting, the Participants (as hereinafter defined) will seek to elect to the board of directors of the Company (the “Board”) a slate of three nominees—John Dorman, Edward D. Horowitz and Bruce A. Jaffe (each a “Nominee” and, collectively, the “Nominees”)—as Class II directors. Each of the Nominees has consented to being named in this proxy statement, and to serve as a director if elected. Pursuant to this proxy statement, TCP is soliciting proxies from holders of the Company’s common stock to vote for the Nominees.
     PLEASE VOTE FOR JOHN DORMAN, EDWARD D. HOROWITZ AND BRUCE A. JAFFE AS DIRECTORS OF THE COMPANY USING THE ENCLOSED BLUE PROXY CARD.
     If your shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to TCP, c/o MacKenzie Partners, Inc. in the enclosed envelope today.
     If your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card on your behalf.
     If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of our proxy materials, please call MacKenzie Partners, Inc. at the phone numbers listed below.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
or
CALL TOLL FREE (800) 322-2885

BACKGROUND AND REASONS FOR THE SOLICITATION
SHARES OUTSTANDING AND VOTING RIGHTS
VOTING AND PROXY PROCEDURE
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
ELECTION OF DIRECTORS
SOLICITATION OF PROXIES
INFORMATION CONTAINED IN THE COMPANY PROXY STATEMENT
ADDITIONAL INFORMATION

BACKGROUND AND REASONS FOR THE SOLICITATION
     In July 2006 funds affiliated with TCP purchased 75,000 shares of Series A-1 Preferred Stock of the Company (the “Preferred Stock”), which are currently convertible into 4,621,570 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”). Between October 2007 and July 2008, funds affiliated with TCP also acquired 2,826,000 shares of Common Stock through open market purchases. As of the date of this proxy statement TCP beneficially owns an aggregate of 7,447,570 shares of Common Stock, representing approximately 21.9% of the Company’s outstanding shares of Common Stock.
     On December 23, 2008, TCP sent a letter to the Board which, among other things, expressed TCP’s concern over the steep decline in the market price of the Common Stock and the growing challenge of operating a small standalone financial technology company in a difficult competitive environment. TCP made a number of suggestions to the Board as to how it should proceed to maximize stockholder value. Among other things, TCP suggested that the Company work proactively toward one or more consolidating transactions, in parallel with improving operational execution. TCP also suggested that the Board add new independent Board members with sector and transactional expertise.
     Since delivery of TCP’s December 23 letter, the Board has failed to engage with TCP in a dialogue on the merits of its recommendations. TCP therefore decided to nominate three highly qualified individuals for each of the Board seats that are to be filled at the Meeting. TCP believes that its Nominees possess the skills and experience necessary to effectively govern management and assist it in developing future strategic plans. See the information under the heading “Election of Directors” beginning on page • for additional information about the Nominees.
SHARES OUTSTANDING AND VOTING RIGHTS
     Only holders of Common Stock of record at the close of business on March 9, 2009 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Stockholders who sell shares of Common Stock before the Record Date (or acquire them after the Record Date) may not vote such shares at the Annual Meeting. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares after the Record Date. Holders of record of the Company’s Common Stock on the Record Date are entitled to one vote per share at the Annual Meeting on each proposal.
     According to the Company’s Quarterly Report on Form 10-Q for the calendar quarter ending September 30, 2008, there were 29,342,241 shares of the Company’s Common Stock outstanding as of November 4, 2008, in addition to the 75,000 shares of Preferred Stock, which are beneficially owned by TCP and which are convertible to 4,621,570 shares of Common Stock and entitled to vote on an as-converted basis. TCP intends to vote all of the shares it beneficially owns FOR the election of the Nominees.

VOTING AND PROXY PROCEDURE
Quorum
     The conduct of business at the Annual Meeting requires a quorum. According to the bylaws of the Company, the holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum for all purposes. Under applicable law, abstentions and broker non-votes count toward the quorum.
Proposal 1: Election of Directors
     The nominees for Director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing Directors. Votes that are withheld will not be included in the vote tally for the election of Directors. Broker non-votes will have no effect on the result of this vote.
     With respect to Proposal 1, the accompanying BLUE proxy card will be voted in accordance with the stockholder’s instructions on such BLUE proxy card. Stockholders may vote for the Nominees by marking the proper boxes on the BLUE proxy card. If no instructions are given with respect to this item, the BLUE proxy card will be voted FOR all Nominees.
Proposal 2: Ratification of Selection of Auditors
     Based on information contained in the Company’s proxy statement for the 2008 annual meeting of stockholders, filed with the Securities and Exchange Commission (the “Commission”) on April 22, 2008 (the “2008 Proxy Statement”), it is expected that at the Annual Meeting stockholders will be asked to ratify the appointment by the Board of KPMG LLP as the independent auditors of the Company for the year 2009. We are not making any recommendation on this proposal. Please refer to the Company’s proxy statement for the Annual Meeting, when available, for a more detailed discussion of this proposal.
     The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of independent auditors. Abstentions will be treated as votes against this proposal. Broker non-votes will have no effect on the results of this vote.
     With respect to Proposal 2, the accompanying BLUE proxy card will be voted in accordance with the stockholder’s instructions on such BLUE proxy card. Stockholders may vote on the ratification of the appointment of KPMG LLP by marking the proper box on the BLUE proxy card. If no instructions are given with respect to this item, you will be deemed to have given a direction to ABSTAIN from voting the shares represented by the BLUE proxy card with respect to the ratification of the appointment of KPMG LLP.
Revocation of Proxies
     Any stockholder signing and returning the enclosed BLUE proxy may revoke it at any time before it is voted at the Annual Meeting by: (i) providing a timely, later-dated written revocation of proxy to the Secretary of the Company; (ii) providing a timely, later-dated and properly completed proxy to the Secretary of the Company; or (iii) voting in person at the Annual Meeting.

Other Matters To Be Considered At The Annual Meeting
     Except as set forth above, we are not aware of any matters to be brought before the Annual Meeting. Should other matters properly be brought before the Annual Meeting, the attached BLUE proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such other matters and on all matters incident to the conduct of the Annual Meeting.
     Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.
INFORMATION ABOUT PARTICIPANTS IN THE SOLICITATION
     TCP, Tennenbaum Opportunities Partners V, LP (“TOP”), Special Value Opportunities Fund, LLC (“SVOF”), Special Value Expansion Fund, LLC (“SVEF”), Michael Leitner, Hugh Steven Wilson and each of the Nominees are participants (collectively, the “Participants”) in the solicitation of proxies for the Annual Meeting. Information concerning the Participants, including information related to all transactions by the Participants in the Company’s securities within the past two years, is set forth in Annex A to this proxy statement.
     Except as otherwise disclosed in this proxy statement, none of the Participants: (i) is, or was within the past year, party to any contracts, arrangements or understandings with any person with respect to the Company’s securities, including, but not limited to, joint ventures, loan or options agreements, puts or calls, guarantees against loss or of profit, division of losses or profits, or the giving or withholding of proxies; or (ii) has been convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) within the past ten years. Also, except as otherwise disclosed in this proxy statement, neither the Participants nor any of their respective associates: (i) had, or will have, a direct or indirect material interest in any transaction or series of similar transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; or (ii) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
     In connection with their service as a Nominee, TCP entered into a Nominee Agreement with each of the Nominees. Pursuant to the Nominee Agreements, TCP has, among other things, agreed to (i) pay a fee of $50,000 to each of the Nominees upon the filing of a preliminary proxy statement with the Commission in connection with the solicitation of proxies with respect to the Annual Meeting and (ii) indemnify the Nominees against certain potential liabilities that might arise in connection with such Nominee being named as a director nominee and related matters. The indemnification provisions of the Nominee Agreement only cover the Nominees’ service as a Nominee and not, if elected, as a director of the Company. The compensation provided by the Nominee Agreement is only for service as a Nominee and not, if elected, as a director of the Company.
     Other than as disclosed above, there are no agreements pursuant to which any of the Nominees were chosen as Nominees.

ELECTION OF DIRECTORS
     The Board currently consists of ten members, nine of whom are classified into three classes as follows: William H. Washecka, Stephen S. Cole and Joseph J. Spalluto constitute a class with a term ending in 2011 (the “Class I Directors”); Michael H. Heath, Dr. Janey A. Place and Heidi Roizen, constitute a class with a term ending in 2009 (the “Class II Directors”); and Matthew P. Lawlor, Ervin R. Shames, and Barry D. Wessler constitute a class with a term ending in 2010 (the “Class III Directors”). Michael E. Leitner has been elected to the Board by the holders of the Preferred Stock, and he is not a member of a class.
     We are seeking your support at the Annual Meeting to elect the Nominees as Class II directors in opposition to the three incumbent Class II directors of the Company. If elected, each Nominee would hold office until the 2012 annual meeting of stockholders and until a successor has been duly elected and qualified.
     Set forth below are the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. Each of the Nominees is a citizen of the United States of America. Each of the Nominees is independent under the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K.
     John Dorman. Mr. Dorman, who is currently a private investor, served from October 1998 to August 2003 as Chief Executive Officer of Digital Insight Corporation, a provider of online banking and electronic payment services to mid-market banks and credit unions. Following his retirement as Chief Executive Officer, Mr. Dorman continued to serve on the board of directors of Digital Insight until the company was acquired in 2007 by Intuit Inc. Prior to joining Digital Insight, Mr. Dorman served as Senior Vice President of the Global Financial Services Division of Oracle Corporation from August 1997 to October 1998; and Chairman and Chief Executive Officer of Treasury Services Corporation, a provider of modeling and analysis software for financial institutions, from 1983 to 1997. Mr. Dorman received a B.A. from Occidental College and an M.B.A. from the University of Southern California. His business address is 145 Ocean Avenue, Santa Monica, CA 90402. Mr. Dorman is 58 years old.
     Edward D. Horowitz. Since May 2008, Mr. Horowitz has provided financial, advisory and technology consulting services through Edslink, LLC, a company which he founded. From May 2005 until May 2008, Mr. Horowitz was the President and Chief Executive Officer of SES Americom, a commercial satellite provider, and a member of the executive committee of its parent company, SES Global. Between July 2000 and May 2005, Mr. Horowitz provided financial, advisory and technology consulting services through Edslink, LLC. From January 1997 to July 2000, Mr. Horowitz was Executive Vice President of Citigroup’s Advanced Development unit, and Chairman of Citigroup’s e-Citi unit. Mr. Horowitz received a B.S. from City College of New York and an M.B.A. from Columbia University. His business address is c/o Edslink, LLC, 1140 Avenue of the Americas, New York, New York 10036. Mr. Horowitz is 61 years old.

     Mr. Horowitz is a member of the board of directors of EaglePicher, a private company which is 45% owned by funds affiliated with TCP. Mr. Horowitz also provides consulting services to TCP through Edslink, LLC. He has received $7,500 from TCP in the aggregate as compensation for such services.
     Bruce A. Jaffe. Since March 2008, Mr. Jaffe has been the General Manager of Three Point Group, LLC, an entity through which he provides consulting and advisory services. Between June 1995 and February 2008, Mr. Jaffe was an executive at Microsoft Corporation, a computer technology company which develops, manufactures, licenses and supports a wide range of software products and services for many different types of computing devices. Most recently, Mr. Jaffe held the position of Corporate Vice President, Corporate Development at Microsoft Corporation, a position which he held from December 2005 until February 2008. From April 2003 until December 2005, he was Corporate Vice President and Chief Financial Officer, MSN Division at Microsoft Corporation. Mr. Jaffe is currently a Guest Lecturer at the University of Washington Michael G. Foster School of Business. Mr. Jaffe received a B.S. from the University of California, Berkeley and an M.B.A. from Stanford University. His business address is 9235 NE 37th Place, Yarrow Point, WA 98004. Mr. Jaffe is 44 years old.
     Under Delaware corporate law, the Board is charged with the management of the Company, including determining its strategic direction. TCP believes, therefore, that if the Nominees are elected they would be in a position, as directors of the Company, to influence the strategic direction of the Company in accordance with their fiduciary duties.
     The Nominees will constitute a minority of the Board if they are elected and, therefore, even if they vote unanimously with Mr. Leitner, will not be able to adopt any measures without the support of other members of the Board. Depending on the responsiveness of the Board to any proposals or initiatives presented by the Nominees, TCP may seek to nominate additional directors to the Board at the 2010 annual meeting if TCP believes that additional representation on the Board would make its efforts more effective.
     None of the Nominees has any contract, arrangement or understanding with the Company, or (except as provided in the Nominee Agreements) any financial interest concerning the Company. None of the Nominees own, beneficially or of record, any securities of the Company.
     We do not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to serve or for good cause will not serve, the shares represented by the enclosed BLUE proxy card will be voted for substitute nominees. In such case, shares represented by the enclosed BLUE proxy card will be voted for such substitute nominees. TCP reserves the right to nominate additional persons if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of TCP that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

     WE STRONGLY URGE YOU TO VOTE FOR THE ABOVE NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED WITH THIS PROXY STATEMENT. IF YOU SIGN THE ENCLOSED BLUE PROXY CARD WITHOUT INDICATING YOUR VOTE, YOU WILL BE DEEMED TO HAVE DIRECTED THE APPOINTED PROXIES TO VOTE YOUR SHARES FOR THE ELECTION OF ALL OF THE NOMINEES. IF YOU HAVE ALREADY RETURNED A PROXY CARD FURNISHED BY COMPANY MANAGEMENT TO THE COMPANY, SUBMITTING A BLUE PROXY WITH A LATER DATE WILL REVOKE THE EARLIER PROXY.
SOLICITATION OF PROXIES
     Proxies may be solicited from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries in person and by mail, phone, publication and electronic means.
     TCP intends to enter into an agreement with MacKenzie Partners, Inc. for solicitation and advisory services in connection with this solicitation, for which MacKenzie Partners, Inc. will receive a fee not to exceed $•, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. MacKenzie Partners, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. TCP will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. TCP will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that MacKenzie Partners, Inc. will employ approximately • persons to solicit the Company’s stockholders for the Annual Meeting.
     TCP and its affiliates will pay the cost of its solicitation of proxies at the Annual Meeting, including the cost of preparing, assembling and mailing this proxy material to stockholders. If its solicitation is successful and any or all Nominees are elected to the Board, TCP may, without seeking further approval by the Company’s stockholders, seek reimbursement of its solicitation expenses from the Company. Several of TCP’s officers and regular full-time employees may solicit proxies during the course of their ordinary employment and will not receive any additional compensation.
     TCP has incurred costs for legal counsel and other services related to this solicitation. The total cost of TCP’s solicitation as of •, 2009 was $•; TCP estimates that the final cost of the solicitation will be approximately $•.
INFORMATION CONTAINED IN THE COMPANY PROXY STATEMENT
     Please refer to the Company’s proxy statement for the Annual Meeting when it becomes available for (i) the date by which proposals of stockholders intended to be presented at the 2010 annual meeting of stockholders must be received by the Company in order to be included in the Company’s proxy materials for that meeting, (ii) the date after which stockholder proposals for the 2010 annual meeting of stockholders will be considered untimely, (iii) updated information regarding the securities of the Company held by the Company’s directors, nominees, executive officers and beneficial holders of more than five percent of the Company’s Common Stock (which is attached hereto as Annex B), and (iv) information concerning compensation of directors and executive officers of the Company. The Participants take no responsibility for the accuracy or completeness of such information contained in the Company’s proxy statement for the Annual Meeting.
ADDITIONAL INFORMATION
     The principal business address of the Company is 4795 Meadow Wood Lane, Suite 300, Chantilly, Virginia 20151. The Company’s telephone number is (703) 653-3100.

ANNEX A
INFORMATION REGARDING THE PARTICIPANTS IN THE SOLICITATION
     In addition to the Nominees, the following persons are participants in the solicitation of proxies with respect to the Meeting (the “Other Participants”): (i) TCP, (ii) Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership (“TOP”), (iii) Special Value Opportunities Fund, LLC, a Delaware limited liability company (“SVOF”), (iv) Special Value Expansion Fund, LLC, a Delaware limited liability company (“SVEF” and, together with TOP and SVOF, the “Funds”), (v) Michael Leitner, and (vi) Hugh Steven Wilson.
     The principal business of TCP is investment advising and TCP serves as investment advisor to the Funds. Michael Leitner is a United States citizen and is a Managing Partner of TCP. Hugh Steven Wilson is a United States citizen and is a Managing Partner of TCP. The business address of each of the Other Participants is 2951 28th Street, Suite 1000, Santa Monica, California 90405.
INTERESTS OF THE PARTICIPANTS IN THE SOLICITATION
     TCP is the beneficial owner of 7,447,570 shares of Common Stock (which includes (i) 2,826,000 shares of Common Stock held by the Funds (the “Funds Common Stock”) and (ii) 4,621,570 shares of Common Stock into which 75,000 shares (the “Preferred Shares”) of Preferred Stock held by certain of the Funds is initially convertible), representing approximately 21.9% of the Company’s outstanding shares (based on 29,342,241 shares of Common Stock outstanding as of November 4, 2008 as reported in the Company’s Quarterly Report on Form 10-Q for the calendar quarter ended September 30, 2008). TCP has sole voting and dispositive power over such shares.
     The Funds Common Stock is held as follows: (i) TOP holds 974,000 shares of Common Stock, (ii) SVOF holds 1,302,445 shares of Common Stock and (iii) SVEF holds 549,555 shares of Common Stock. All such shares of Common Stock (other than 1,000 shares of Common Stock, which SVOF holds of record) are held of record by Cede & Co., the nominee of The Depository Trust Company. The record holders of the Preferred Shares are as follows: (i) SVOF holds 52,744.80712 Preferred Shares and (ii) SVEF holds 22,255.19288 Preferred Shares.
     Under the terms of the Preferred Stock, so long as 10,000 shares of the Preferred Stock are outstanding (as adjusted for stock splits, stock dividends and the like), the holders of the Preferred Stock are entitled to elect one director to the board of directors of the Company at each annual election of directors. Michael Leitner currently occupies such directorship.
     In connection with the purchase of the Preferred Shares, SVOF and SVEF entered into (i) an Equity Purchase Agreement, dated as of July 3, 2006, pursuant to which SVOF and SVEF purchased the Preferred Shares and (ii) an Investor Rights Agreement, dated as of July 3, 2006, pursuant to with the Company granted SVOF and SVEF certain rights as shareholders including piggy-back registration rights.

A-1

THE PARTICIPANTS’ TRANSACTIONS IN THE COMPANY’S SECURITIES
     Set forth below are the dates and amounts of purchases of shares of the Company’s Common Stock within the last two years by the Participants:

Purchaser	Class of Security	Quantity	Date of Purchase
SVOF	Common Stock	797,150	10/31/07
SVEF	Common Stock	336,350	10/31/07
SVOF	Common Stock	117,093	11/1/07
SVEF	Common Stock	49,407	11/1/07
SVOF	Common Stock	140,653	11/2/07
SVEF	Common Stock	59,347	11/2/07
SVOF	Common Stock	30,522	11/19/07
SVEF	Common Stock	12,878	11/19/07
SVOF	Common Stock	109,569	11/20/07
SVEF	Common Stock	46,231	11/20/07
SVOF	Common Stock	20,324	11/21/07
SVEF	Common Stock	8,576	11/21/07
SVOF	Common Stock	6,400	11/23/07
SVEF	Common Stock	2,700	11/23/07
SVOF	Common Stock	492	11/26/07
SVEF	Common Stock	208	11/26/07
SVOF	Common Stock	80,242	11/30/07
SVEF	Common Stock	33,858	11/30/07
TOP	Common Stock	974,000	7/31/08
     On July 3, 2006, in order to raise part of the funds required to complete a merger between the Company and Princeton eCom Corporation, in addition to selling the Preferred Stock, the Company entered into an $85 million Credit Agreement dated July 3, 2006 with SVOF and SVEF (the “Credit Agreement”). Under the Credit Agreement, SVOF and SVEF purchased the Company’s five year senior secured notes bearing interest at LIBOR plus 7% (the “Notes”). The Notes were refinanced by the Company on February 21, 2007 and are no longer outstanding. In connection with the refinancing of the Notes, the Company paid (i) $62,028,356.37 to SVOF and (ii) $26,172,302.28 to SVEF.
     Except as set forth above, none of the Participants have purchased or sold securities of the Company in the last two years. None of the Participants has ever traded in options, puts, calls, swaps or other derivative instruments relating to shares of Common Stock of the Company.

A-2

ANNEX B
BENEFICIAL OWNERSHIP OF THE COMPANY’S SECURITIES
     The following table sets forth the beneficial ownership of the Company’s securities by: (i) the Company’s named executive officers, as identified in the 2008 Proxy Statement (ii) the Company’s directors, and (iii) holders of more than 5% of the Company’s Common Stock. Unless otherwise indicated below, information below regarding the number of shares beneficially owned by each director and executive officer of the Company is based solely on the 2008 Proxy Statement. Except for TCP, information below regarding the number of shares beneficially owned by each holder of more than 5% of the Company’s Common Stock is based solely on the most recent Statement of Acquisition of Beneficial Ownership on Schedule 13G or Schedule 13D which has been filed by such holder.
     Generally, shares of Common Stock that may be acquired by an individual or group within 60 days pursuant to the exercise of options or warrants or the conversion of other securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. However, since information in the table below with respect to directors and executive officers is based solely on the 2008 Proxy Statement (unless otherwise indicated below), only those shares of Common Stock that may have been acquired by such directors and executive officers within 60 days of April 14, 2008 (the date of the 2008 Proxy Statement) are deemed to be outstanding for the purpose of computing the percentage ownership of such director or executive officer.
     Except as indicated in footnotes to this table, the owners named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided by these stockholders. Except as provided below, percentage of ownership is based on 29,342,241 shares of Common Stock outstanding on November 4, 2008, as disclosed in the Company’s Quarterly Report for the calendar quarter ending September 30, 2008, filed on November 10, 2008.

	NUMBER OF SHARES	PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER**	BENEFICIALLY OWNED	OWNERSHIP
Tennenbaum Capital Partners, LLC(1) 2951 28th Street, Suite 1000 Santa Monica, CA 90405	7,447,570	21.9%
Fidelity Management & Research Company, LLC(2) 82 Devonshire Street Boston, MA 02109	2,900,642	9.9%
Barclays Global Investors, NA and Barclays Global Fund Advisors(3) 400 Howard Street San Francisco, CA 94105	1,482,725	5.1%
Schroder Investment Management North America, Inc.(4) 875 Third Avenue, 21st Floor New York, NY 10022	1,686,000	5.7%
Manning & Napier Advisors, Inc.(5) 290 Woodcliff Drive Fairport, NY 14450	1,690,550	5.8%
ClearBridge Advisors, LLC(6) 620 8th Avenue New York, NY 10018	1,528,020	5.2%
Stephen S. Cole(7)	22,702	*
Michael H. Heath(8)	61,280	*
Michael E. Leitner	—	—
Dr. Janey A. Place(9)	5,062	*
Heidi Roizen(10)	5,291	*
Ervin R. Shames(11)	52,845	*
Joseph J. Spalluto(12)	73,441	*
William H. Washecka(13)	19,024	*
Barry D. Wessler(14)	40,865	*
Matthew P. Lawlor(15)	1,539,471	5.2%
Raymond T. Crosier(16)	384,918	1.3%
Catherine A. Graham(17)	139,620	*
All current directors and executive officers as a group (12 persons)(18)	2,344,519	7.7%

B-1

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

**	Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only. The addresses for the Company’s directors and executive officers is c/o Online Resources Corporation, 4795 Meadow Wood Lane, Chantilly, VA 20151.

(1)	Includes 4,621,570 shares of Common Stock into which 75,000 shares of Preferred Stock held by certain of the Funds is initially convertible.

(2)	This information is based solely on a Schedule 13G/A filed by Fidelity Management & Research, LLC with the Commission on June 10, 2008.

(3)	This information is based solely on a Schedule 13G filed by Barclays Global Investors, NA and certain of its affiliates with the Commission on February 5, 2009. Barclays Global Investors, NA has sole voting power over 623,670 shares of Common Stock and sole dispositive power over 797,309 shares of Common Stock and Barclays Global Fund Advisors has sole voting power and sole dispositive power over 685,416 shares of Common Stock.

(4)	This information is based solely on a Schedule 13G filed by Schroder Investment Management North America Inc. with the Commission on February 12, 2008. Schroder Investment Management North America Inc, in its capacity as investment advisor, may be deemed the beneficial owner of these shares, which are owned by investment advisory client(s). To our knowledge no such client is known to have such right or power with respect to more than five percent of the Common Stock outstanding.

(5)	This information is based solely on a Schedule 13G filed by Manning & Napier Advisors, Inc. with the Commission on February 12, 2009.

(6)	This information is based solely on a Schedule 13G filed by ClearBridge Advisors, LLC with the Commission on February 13, 2009.

(7)	Includes 10,702 shares issuable upon the exercise of options to purchase Common Stock.

(8)	Includes 40,588 shares issuable upon the exercise of options to purchase Common Stock. Of the total shares, 4,158 shares are held by Mary Lou Heath (Mr. Heath’s wife).

(9)	Information is based on the Statements of Changes of Beneficial Ownership of Securities on Form 4 filed by Ms. Place. Includes 2,401 shares issuable upon the exercise of options to purchase Common Stock.

(10)	Information is based on the Statements of Changes of Beneficial Ownership of Securities on Form 4 filed by Ms. Roizen. Includes 2,401 shares issuable upon the exercise of options to purchase Common Stock.

(11)	Includes 30,845 shares issuable upon the exercise of options to purchase Common Stock.

(12)	Includes 34,666 shares issuable upon the exercise of options to purchase Common Stock.

(13)	Includes 16,024 shares issuable upon the exercise of options to purchase Common Stock.

(14)	Includes 12,011 shares issuable upon the exercise of options to purchase Common Stock.

(15)	Includes 378,973 shares issuable upon the exercise of options to purchase Common Stock. Of the total shares, 22,103 shares are held by the Rosemary K. Lawlor Trust, 55,957 shares are held by the Rosemary K. Lawlor Irrevocable Trust and 55,956 shares are held by the Matthew P. Lawlor Irrevocable Trust.

(16)	Includes 276,742 shares issuable upon the exercise of options to purchase Common Stock. Of the total shares, 6,218, 1,150 and 1,400 shares are held of record by Deborah Crosier (Mr. Crosier’s wife), William Crosier, II (Mr. Crosier’s son) and Jennifer Wisdom (Mr. Crosier’s daughter), respectively.

(17)	Includes 126,633 shares issuable upon the exercise of options to purchase Common Stock.

(18)	Includes 931,986 shares issuable upon the exercise of options to purchase Common Stock. See also notes 7 through 17 above for further details concerning such options.

B-2

PRELIMINARY COPY — SUBJECT TO COMPLETION
[FORM OF PROXY CARD]
PROXY FOR THE ANNUAL MEETING
OF STOCKHOLDERS OF
ONLINE RESOURCES CORPORATION
TO BE HELD MAY 6, 2009
SOLICITED ON BEHALF OF TENNENBAUM CAPITAL PARTNERS, LLC
     The undersigned hereby appoints and constitutes each of Michael Leitner and Hugh Steven Wilson (acting alone or together) as proxies, with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Online Resources Corporation (the “Company”) to be held on May 6, 2009 at • (local time) at •, and at any adjournments, postponements or continuations thereof, to vote all shares of common stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL CAUSE YOUR SHARES TO BE VOTED AS YOU DIRECT. IF YOU RETURN THIS PROXY, PROPERLY EXECUTED, WITHOUT SPECIFYING A CHOICE, YOUR SHARES WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO “ABSTAIN” FROM VOTING WITH RESPECT TO PROPOSAL 2.
SIGN, DATE AND MAIL YOUR PROXY TODAY
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

     TENNENBAUM CAPITAL PARTNERS, LLC RECOMMENDS A VOTE “FOR” ALL OF THE DIRECTOR NOMINEES LISTED BELOW IN PROPOSAL 1.
     PLEASE MARK WITH AN (X) THE BOX INDICATING YOUR CHOICE.
     Proposal No. 1 – Proposal to elect John Dorman, Edward D. Horowitz and Bruce A. Jaffe as Class II directors of the Company.

To elect John Dorman, Edward D. Horowitz and Bruce A. Jaffe as Class II directors:	FOR ☐ all nominees	WITHHOLD ☐ AUTHORITY for all nominees	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW† ☐

     †INSTRUCTIONS. If you do not wish your shares voted “For” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line in the box above. Your shares will be voted for the remaining nominee(s).
     Proposal No. 2 – Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

FOR ☐	AGAINST ☐	ABSTAIN ☐
     If the undersigned has previously submitted a proxy card provided by the Company with respect to the Company’s proposals to be considered at its annual meeting described above, this proxy is intended to and shall revoke the undersigned’s vote on such proxy card.

ADDRESS AREA

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Date: , 2009

Signature

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes MUST be indicated (x) in BLACK or BLUE ink.